Exhibit 10.15C

June 1, 2018

The Cambridge Strategy (Asset Mgt.) Ltd.

Berger House

36-38 Berkeley Square, 7th Floor

Mayfair, London W1J5AE

UK

Attention: Mr. Greg Brown

Re:	Management Agreement Renewal

Dear Mr. Brown:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2019 and all other provisions of the Management Agreements will remain unchanged.

•	Cambridge Master Fund L.P.

•	Emerging CTA Portfolio L.P.

•	Ceres Tactical Currency L.P.

•	Ceres Tactical Systematic L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Patrick T. Egan at 522 Fifth Avenue – 7th Floor, New York, NY 10036. If you have any questions, I can be reached at 212-296-6808.

Very truly yours,
CERES MANAGED FUTURES LLC

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

THE CAMBRIDGE STRATEGY (ASSET MGT.) LTD.

By:	/s/ Edward D. Baker

Print Name:	Edward D. Baker
Executive Chairman

PE/tr